EXHIBIT 4.4








                               WARRANT AGREEMENT


                         Dated as of ___________, 199_


                                    between


                              DEL WEBB CORPORATION

                                      and

                       --------------------------------,

                                 Warrant Agent




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                                       ii

                               TABLE OF CONTENTS

                                                                                                           Page

Section   1.    Appointment of Warrant Agent..............................................................    1

Section   2.    The Warrant Certificates..................................................................    1

Section   3.    Execution and Countersignature of Warrant Certificates....................................    1

Section   4.    Registration; Transfers and Exchanges.....................................................    2

Section   5.    Duration and Exercise of Warrants; Extension and Acceleration of Expiration Date..........    2

Section   6.    Call of the Warrants......................................................................    4

Section   7.    Optional Reduction of Exercise Price......................................................    4

Section   8.    Payment of Taxes..........................................................................    4

Section   9.    Mutilated or Missing Warrant Certificates.................................................    4

Section  10.    Reservation of Shares.....................................................................    5

Section  11.    Obtaining of Governmental Approvals and Stock Exchange Listings...........................    5

Section  12.    Adjustment of Exercise Price, Number of Shares Purchasable and Number of Warrants.........    5

Section  13.    Fractional Warrants and Fractional Shares.................................................    9

Section  14.    Board of Director Action; No Liability of Directors, Officers, Employees or Shareholders..   10

Section  15.    Notices to Warrant Holders; Warrant Holders Not Shareholders..............................   10

Section  16.    Merger, Consolidation or Change of Name of Warrant Agent..................................   12

Section  17.    Warrant Agent.............................................................................   12

Section  18.    Change of Warrant Agent...................................................................   14

Section  19.    Issuance of New Warrant Certificates......................................................   14

Section  20.    Notices to Company and Warrant Agent......................................................   14

Section  21.    Identity of Transfer Agent................................................................   15

Section  22.    Supplements and Amendments................................................................   15

Section  23.    Successors................................................................................   15

Section  24.    Termination...............................................................................   15

Section  25.    Governing Law.............................................................................   15

Section  26.    Benefits of this Agreement................................................................   15

Section  27.    Counterparts..............................................................................   15

Section  28.    Conversion of Warrants at Expiration of Exercise Period...................................   15


         This Warrant Agreement (this "Agreement") is entered into as of _________, 199_ between Del Webb Corporation, a Delaware corporation (the "Company"), and (the "Warrant Agent").

         The Company proposes to offer and issue from time to time [in one or more series its debt securities (the "Debt Securities") with an aggregate initial offering price not to exceed $___________, which Debt Securities may be offered as part of units (the "Units") consisting of Debt Securities and] Stock Purchase Warrants (the "Warrants"). An aggregate of Warrants may be offered and issued and each Warrant will entitle the holder thereof to purchase one share of [Series __ Preferred] [Common]* Stock of the Company (as used below the term "Shares" refers to shares of such [Preferred] [Common] Stock and of any stock of any other class into which such shares may, after the date of this Agreement, be changed); and

- ----------------------
* Language in brackets in this form of Warrant Agreement may or may not be included in the final Warrant Agreement. Appropriate disclosure will be made in the Prospectus Supplement of which alternate terms have been selected.

         The Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of certificates evidencing the Warrants (the "Warrant Certificates") and the other matters provided in this Agreement.

         The parties hereto agree as set forth below.

         Section 1.  Appointment  of Warrant  Agent.  The Company  appoints  the
Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent accepts such appointment and agrees to so act.

         Section 2. The Warrant Certificates. The Warrant Certificates (and the Forms of Exercise and Assignment to be set forth on the reverse thereof) shall be substantially in the form set forth in Exhibit A attached hereto. The Warrant Certificates shall be printed, lithographed or engraved and may have such letters, numbers or other marks of identification and such legends printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage.

         Section 3.  Execution and Countersignature of Warrant Certificates.

         (a) The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President, any of its Vice Presidents or its Treasurer. The signature of any of these officers on any Warrant Certificate may be manual or facsimile. Warrant Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals, or any of them, ceased to be such officers prior to the countersignature and delivery of such Warrant Certificate or were not such officers at the date of this Agreement.

         (b) Each Warrant Certificate shall be countersigned by the manual signature of an authorized officer of the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent is hereby authorized to countersign Warrant Certificates for issuance pursuant to any provision of this Agreement.

         (c)  Each  Warrant   Certificate   shall  be  dated  the  date  of  its
countersignature by the Warrant Agent.

         Section 4.  Registration; Transfers and Exchanges.

         (a) The Company shall maintain an office or agency in the State of New York (the "Register Office"), at which there shall be maintained a register for the registration of the Warrant Certificates and of their transfer from time to time (the "Warrant Register"). The Register Office shall initially be the corporate trust office of the Warrant Agent at _______________, New York, New York. Additional offices or agencies, within or outside of the State of New York, may be maintained by the registration of the Warrant Certificates and their transfer from time to time.

         (b) The Company and the Warrant Agent may deem and treat the registered holder of each Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purposes of any exercise or conversion thereof and any distribution to the holder thereof and, without limitation, for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         (c) Subject to Section 5(a), each Warrant Certificate shall be transferable, in whole or in part, on the Warrant Register, upon surrender of the Warrant Certificate at the Register Office, together with a written assignment of the Warrant Certificate, on the Form of Assignment set forth on the reverse thereof or in another form satisfactory to the Warrant Agent, duly executed by the registered holder thereof or his, her or its duly appointed legal representative, together with funds to pay any transfer taxes payable in connection with such transfer as provided in Section 8. Upon such surrender and payment, a new Warrant Certificate, in the name of the assignee and in the denomination or denominations specified in such instrument of assignment, shall be issued and delivered. If less than all of the Warrant Certificate is being transferred, a new Warrant Certificate or Certificates shall be issued for the portion of the Warrant Certificate not being transferred. The Warrant Certificate surrendered shall be cancelled by the Warrant Agent.

         (d) Subject to Section 5(b), a Warrant Certificate may be divided or combined with other Warrant Certificates upon surrender thereof at the Register Office, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by the registered holder thereof or his, her or its duly appointed legal representative, together with the funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate or Certificates shall be issued and delivered in accordance with such notice. The Warrant Certificate surrendered shall be cancelled by the Warrant Agent.

         (e) Except as provided in Section 8, the Company shall make no service or other charge in connection with any such transfer or exchange of Warrant Certificates, except for any transfer taxes payable in connection therewith.

         Warrant Certificates cancelled by the Warrant Agent pursuant to any provision of this Agreement shall be destroyed by it unless the Company directs their return to the Company. The Warrant Agent shall furnish to the Company written confirmation of the destruction of the Warrant Certificates so cancelled.

         Section 5. Duration and Exercise of Warrants; Extension and Acceleration of Expiration Date.

         (a) The Warrants shall expire at the close of business on , or (i) such later date as may be established from time to time by the Company in its sole discretion and specified in a notice given to the Warrant Agent and to the registered holders of the Warrant Certificates as provided in Sections 20 and 15, respectively, or (ii) such earlier date as may be established by the Company in accordance with Section 6 (the date of expiration is referred to below as the "Expiration Date"). Each Warrant may be exercised on any business day on or prior to the close of business on the Expiration Date or on the fifth New York Stock Exchange ("NYSE") trading day prior to the Warrant Call Date (as defined below); provided, however, that until , [or such earlier date as may be determined by the Company with the consent of the underwriter(s) of the offering of the Units,] the Warrants and Debt Securities constituting each Unit may not be separately transferred and transfers or exchanges of the Debt Securities shall constitute transfers and exchanges of the Warrants included in the Units of which the transferred or exchanged Debt Securities are a part. After the close of business on the Expiration Date, unexercised Warrants will become wholly void and of no value [except for the conversion thereof as provided in
Section 28].

         (b) Subject to the provisions of this Agreement, the holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such holder) one fully paid and nonassessable Share at the exercise price (the "Exercise Price") at the time in effect hereunder, upon surrender to the Register Office, of the Warrant Certificate evidencing such Warrant, with the Form of Exercise on the reverse thereof duly filled in and signed, and payment of the Exercise Price in lawful money of the United States of America by cashier's check payable to the order of the Company [or by delivery of Debt Securities as provided in Section 5(c), or any combination thereof]. The Exercise Price, as of the initial issuance of the Warrants, shall be $ per one Share. The Exercise Price and the number of Shares purchasable upon exercise of a Warrant shall be subject to adjustment as provided in Section 12. No adjustments shall be made for any cash dividends on Shares issuable on the exercise of a Warrant.

         [(c) Payment of the Exercise Price of Warrants may be made by delivering Debt Securities to the Warrant Agent, together with the Warrant Certificate. Debt Securities so delivered will be applied to the payment of the Exercise Price at 100% of original principal amount, [plus] [without] any accrued interest. Any increment of the Exercise Price remaining unpaid after application of the Debt Securities shall be payable by the holder in lawful money of the United States of America as provided in Section 5(c). The Warrant Agent shall surrender Debt Securities so delivered to it to the Trustee for the Debt Securities for cancellation in accordance with the terms of the Indenture pursuant to which the Debt Securities were issued. If the principal amount of Debt Securities delivered by any holder exceeds the principal amount applicable to payment of the Exercise Price, the Warrant Agent shall also deliver to the Trustee such instructions as the holder shall have given on the reverse of the Warrant Certificate to enable the Trustee to issue one or more new Debt Securities representing such excess of principal amount over the Exercise Price. In no case shall the Company, through either the Warrant Agent or the Trustee, be required to make any payment, other than payment in lieu of fractional shares as provided in Section 13, in connection with the exercise of any Warrant where all or any part of the Exercise Price therefor is paid by delivery of Debt Securities.]

         [(d)] Subject to Section 8, (i) upon such surrender of a Warrant Certificate and payment of the Exercise Price at the time in effect hereunder, the Warrant Agent shall cause to be issued and shall deliver to or upon the written order of the registered holder of such Warrant Certificate and in such name or names as such registered holder may designate, a certificate for the Share or Shares issuable upon the exercise of the Warrant or Warrants evidenced by such Warrant Certificate and (ii) such certificate shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, as provided above in this Section 5.

         [(e)] The Warrant evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for part only of the number of Warrants evidenced by the Warrant Certificate. If less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered. All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent.

         [(f)] The Warrant Agent shall deposit to the account of the Company all monies received by the Warrant Agent in payment of the Exercise Price of any Warrant. The Warrant Agent shall account promptly to the Company with respect to the exercise of Warrants.

         Section 6. Call of the Warrants. If the closing price per share for the Shares (determined as provided in the second sentence of Section 12(d)) is greater than ___% of the Exercise Price (as defined below) then in effect for any ___ New York Stock Exchange ("NYSE") trading days within a period of __ consecutive NYSE trading days, the Company may elect, by written notice given within __ days after the end of such __-day period, to redeem the Warrants, at a price of $ per Warrant, on a date not less than __ days after the giving of such notice (which date shall not be prior to , ) (such date is referred to below as the "Warrant Call Date"). The notice of the Warrant Call Date shall be given to the Warrant Agent as provided in Section 20 and copies of such notice shall be mailed to the registered holders of the Warrant Certificates as provided in
Section 15. If there is not at any relevant time a NYSE, then business days rather than trading days on the NYSE will be used in the foregoing provisions.

         Section 7. Optional Reduction of Exercise Price. The Company shall have the right, at any time or from time to time, voluntarily to reduce the then current Exercise Price to such amount (the "Reduced Exercise Price") and for such period or periods of time, which may be through the close of business on the Expiration Date (the "Reduced Exercise Price Period"), as the Board of Directors of the Company may determine, approve or ratify. Notice of any such Reduced Exercise Price and Reduced Exercise Price Period shall be given to the registered holders of Warrants in the manner provided in Section 15 and to the Warrant Agent in the manner provided in Section 20. After the termination of the Reduced Exercise Price Period, the Exercise Price shall be such Exercise Price as would have been in effect, as adjusted pursuant to Section 12, had there been no reduction in the Exercise Price pursuant to the provisions of this Section 7. Any adjustment in the Exercise Price pursuant to Section 12 during the Reduced Exercise Price Period shall not be made in the Reduced Exercise Price in the manner specified in Section 12 except to the extent that such reduction in the Exercise Price (before reduction to the Reduced Exercise Period) pursuant to
Section 12 would result in an Exercise Price lower than the then current Reduced Exercise Price. No reduction of the then current Exercise Price pursuant to the provisions of this Section 7 shall be deemed for the purposes of Section 12 hereof to require any adjustment in the Exercise Price.

         Section 8. Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the issuance of Shares or other securities upon the exercise of any Warrant; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or certificates for Shares in a name other than that of the registered holder of a Warrant
Certificate surrendered upon the exercise or transfer of a Warrant, and the Company shall not be required to issue or deliver any such certificates unless and until the persons requesting the issuance thereof have paid to the Company the amount of such tax or have established to the satisfaction of the Company that such tax has been paid.

         Section 9. Mutilated or Missing Warrant Certificates. If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated, lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such mutilation, loss, theft or destruction and indemnity, if requested, also satisfactory to them, in the sole discretion of each. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other charges as the Company may in its sole discretion prescribe.

         Section 10.  Reservation of Shares.

         (a) The Company will at times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares and its authorized and issued Shares held in its Treasury, for the purpose of enabling it to satisfy its obligation to issue Shares upon exercise of Warrants or upon conversion of Warrants at the expiration of the period during which the Warrants are exercisable, the full number of Shares deliverable upon the exercise of all outstanding Warrants.

         (b) Before taking any action that would cause an adjustment pursuant to
Section 12 reducing the Exercise Price below the then par value (if any) of the Shares issuable upon exercise of the Warrants, the Company will take any corporate action that may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Exercise Price as so adjusted.

         (c) The Company covenants that all Shares that may be issued upon the exercise or conversion of Warrants will, upon issuance against payment in full of the Warrant Exercise Price, be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by the Company with respect to the issuance thereof.

         (d) The Warrant Agent is authorized to requisition from time to time from a transfer agent for the Shares (including the Company if then acting as a transfer agent), stock certificates required to honor exercises of outstanding Warrants. The Company hereby authorizes its present and any future such transfer agent to comply with all such requests. The Company will supply such transfer agent(s) with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash that may be payable as provided in
Section 13 of this Agreement.

         Section 11. Obtaining of Governmental Approvals and Stock Exchange Listings. The Company will in good faith and as expeditiously as possible take all action that may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities, and will make any and all filings under federal and state securities laws, necessary in connection with the issuance, distribution and transfer of Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of Shares upon exercise or conversion of Warrants. The Company will use its best efforts to have the Shares that are issuable upon the exercise or conversion of the Warrants listed on the securities exchange or exchanges, if any, on which the then outstanding Shares are listed.

         Section 12. Adjustment of Exercise Price, Number of Shares Purchasable and Number of Warrants. The Exercise Price and either the number of Shares purchasable upon the exercise of each Warrant or the number of Warrants outstanding are subject to adjustment from time to time as provided in this
Section 12.

         (a) If the Company at any time after the date of this Agreement (i) declares a stock dividend or other distribution on the Shares payable in Shares,
(ii) subdivides the outstanding Shares or (iii) combines the outstanding Shares into a smaller number of Shares, the Exercise Price to be in effect after the time of the record date for such dividend or distribution or of the effective date of such subdivision or combination shall be determined by multiplying the Exercise Price in effect immediately prior to such time by a fraction, the numerator of which shall be the number of Shares outstanding immediately prior to such time and the denominator of which shall be the number of Shares to be outstanding immediately after giving effect to such dividend, distribution, subdivision or combination, in each case excluding Treasury Shares. Such an adjustment shall be made successively whenever any event listed above occurs.

         (b) If the Company fixes a record date for the issuance of rights or warrants to all holders of Shares entitling them (for a period expiring within __ days after such record date) to subscribe for or purchase Shares (or securities convertible into Shares) at a price per Share (or having a conversion price per Share, if a security convertible into Shares) less than the current market price per Share (as defined in Section 12(d)) on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Shares outstanding on such record date plus the number of Shares which the aggregate offering price of the total number of Shares so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price (as defined in Section 12(d)) and the denominator of which shall be the number of Shares outstanding on such record date plus the number of additional Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). If such subscription price may be paid in consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company. Shares owned by or held for the account of the Company or any majority-owned subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such an adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued and to the extent they are issued but expire unexercised, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.

         (c) If the Company fixes a record date for the making of a distribution to all holders of Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of shares of its stock (other than Shares), evidences of its indebtedness or assets (other than dividends or distributions in cash payable out of consolidated earnings or earned surplus) or subscription rights or warrants (excluding those referred to in Section 12(b)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per Share (as defined in Section 12(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of such shares, evidences of indebtedness, assets, subscription rights or warrants applicable to one Share, and the denominator of which shall be such current market price per Share. Such an adjustment shall be made successively whenever such a record date is fixed; and if such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

         (d) For the purpose of any computation under Sections 12(b) or (c), the current market price per Share on any record date shall be deemed to be the average of the daily closing prices per Share for the 30 consecutive NYSE trading days commencing 45 NYSE trading days before such record date. For the purpose of all relevant provisions of this Agreement, the closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the NYSE, or, if the Shares are not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through NASDAQ or a similar organization if NASDAQ is no longer reporting such information (such reported last sale price of, or such average of such bid and asked prices for, the Shares or any other securities is referred to herein as the "Market Value" of the Shares or such securities). If on any such trading day the Shares are not quoted by any such organization, the current market price of such Shares on such day, as determined by the Board of Directors of the Company, shall be used.

         (e) Not withstanding the foregoing, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided, however, that any adjustments which by reason of this subsection (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made to the nearest cent or to the nearest one-hundredth of a Share, as the case may be.

         (f) If at any time, as a result of an adjustment  made pursuant to this
Section 12, the holder of any Warrant thereafter exercised becomes entitled to receive any shares of the Company other than Shares, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this
Section 12, and the provisions of this Section 12 and Sections 5, 6, 7, 8, 10, 11, 13 and 14 with respect to the Shares shall apply on like terms to any such other shares.

         (g) In any case in which this Section 12 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Warrant exercised after such record date, the Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing, subject to the following proviso, such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment and, provided further, to the extent such event does not occur, the adjustment made in respect of such non-occurrence shall be retroactive to such Record Date and affect all Warrants exercised between such Record Date and the date of such non-occurrence.

         (h) Upon each adjustment of the Exercise Price pursuant to this Section 12, each Warrant outstanding immediately prior to such adjustment shall thereafter constitute the right to purchase, at the adjusted Exercise Price per share, an adjusted number of Shares determined (to the nearest hundredth) by multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment; provided, however, that the Company may elect, in substitution for the adjustment in the number of Shares pursuant to this subsection (h), to adjust the number of Warrants pursuant to Section 12(i).

         (i) In substitution for any adjustment in the number of Shares purchasable upon the exercise of a Warrant as provided in Section 12(h), the Company may elect to adjust the number of Warrants so that each Warrant outstanding after such adjustment in number of Warrants shall be exercisable for one Share. Each Warrant held of record immediately prior to such adjustment of the number of Warrants shall become that number of Warrants determined (to the nearest hundredth) by multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. The Company shall make a public announcement (by news release and by notice to any securities exchange on which the Warrants are then listed) of its election to adjust the number of Warrants, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made in the number of Warrants. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but shall be at least 10 days later than the date of the public announcement. Upon each adjustment of the number of Warrants pursuant to this subsection (i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrant Certificates on such record date Warrant Certificates evidencing, subject to Section 13, the additional Warrants to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company in its sole discretion, new Warrant Certificates evidencing all the Warrants to which such holders shall be entitled after such adjustment. Warrant Certificates to be so distributed may, at the option of the Company, bear the adjusted Exercise Price and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the public announcement.

         (j) In the case of any reclassification or change of outstanding Shares (other than a change in par value, if any, as a result of a subdivision or combination), or in case of any consolidation of the Company with any other corporation or any merger of the Company into another corporation or of another corporation into the Company (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any such reclassification or change of outstanding Shares, but including a consolidation or merger in which the Company is the continuing corporation and in which all or a majority of the Shares outstanding immediately prior to such consolidation (excluding Treasury Shares) or merger are converted into, or converted into the right to receive, consideration other than capital stock), or in case of any sale of the properties and assets of the Company as, or substantially as, an entirety to any other person or entity, each Warrant shall, after such reclassification or change of Shares, consolidation, merger or sale, be exercisable at the then Exercise Price and upon the other terms and conditions specified in this Agreement for the number of shares of stock or other securities or assets (which may be cash) to which a holder of the number of Shares purchasable (at the time of such reclassification or change of Shares, consolidation, merger or sale) upon the exercise of such Warrant would have been entitled (other than pursuant to any applicable dissenters rights of appraisal) upon such reclassification or change of Shares, consolidation, merger or sale; and in any such case, the provisions set forth in this Section 12 with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock, other securities or property thereafter deliverable on the exercise of the Warrants. The Company shall not effect any such consolidation, merger or sale unless, prior to or simultaneously with the consummation thereof, the successor person or entity (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or other appropriate person or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders are entitled to receive and to assume the other obligations of the Company under this Warrant Agreement. [Notwithstanding the foregoing, in the event of any such consolidation, merger or sale in which holders of the Company's Common Stock within two years of the date of this Agreement receive any consideration other than common stock or rights, options or warrants to acquire common stock, the holder of each Warrant so electing in a writing filed with the Company prior thereto, shall be entitled to receive cash, simultaneously with the consummation of such transaction, in an amount equal to the average closing price of the Warrant (as determined in the same manner as the average closing price per Share is determined in the second and third sentences of Section 12(d)) for the 20 NYSE trading days immediately preceding the public announcement of such merger, consolidation or sale.]

         (k) Except as provided in this Section 12, no adjustment in respect of any dividends on the Shares shall be made during the term of a Warrant or upon the exercise of a Warrant.

         (l) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price per share and number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

         (m) Anything in this Section 12 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price or increase in the number of Shares purchasable upon the exercise of each Warrant, in addition to those adjustments required by this Section 12, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Shares, or any issuance wholly for cash of any Shares at less than the current market price, or any issuance wholly for cash of Shares or securities which by their terms are convertible into or exchangeable for Shares, or any stock dividend, or any issuance of rights, options or warrants referred to above in this Section 12, made by the Company to its common shareholders shall not be taxable to them.

         (n) Anything in this Section 12 to the contrary notwithstanding, granting of options to purchase Shares by the Company or its subsidiaries to any of their employees, issuance of Shares on the exercise of such options and subscriptions for purchases of Shares under any dividend reinvestment plan of the Company are not to be taken into consideration for adjustments under this
Section 12.

        [(o) In addition to the foregoing adjustments and without duplication, if (x) prior to the exercise of a Warrant an event ("Event") occurs which, under the Certificate of Determination with respect to the Shares, would require an adjustment in the number of share(s) of Common Stock into which the one Share purchasable on exercise of such Warrant would have been convertible if such Warrant had then been exercised, then (y) after the Event such one Share shall, when acquired on exercise of the Warrant, be convertible into the same number of share(s) of Common Stock into which it would have been convertible if such Warrant had been exercised prior to the Event. The adjustment required by the foregoing sentence shall be made each time there is an Event, provided that no adjustment shall be made under this Section 12(o) unless that adjustment results in a change of one percent, provided further that all adjustments not made by virtue of the preceding "provided" clause shall be carried forward and made when the aggregate of all such adjustments results in a change of at least one percent.]*

- ----------------------------
* This provision will be used, if at all, if the Warrants are exercisable for Preferred Stock which is convertible into Common Stock.


         Section 13.  Fractional Warrants and Fractional Shares.

         (a) The Company shall not be required to issue fractions of Warrants on any distribution of Warrants to holders of Warrant Certificates pursuant to
Section 12(i) or to distribute Warrant Certificates that evidence fractional Warrants. In lieu of such fractional Warrants, there shall be paid to the registered holders of Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Warrant on the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable. For purposes of this Section 13(a), the current market value of a Warrant shall be the closing price of the Warrant for the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable. The closing price for any day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Warrants are listed or admitted to trading or, if the Warrants are not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the NASD through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Warrants are not quoted by any such organization, the fair value of the Warrants on such date, as determined in good faith by the Board of Directors of the Company, shall be used.

         (b) The Company shall not be required to issue fractions of Shares upon exercise or conversion of the Warrants or to distribute Share certificates that evidence fractional Shares. In lieu of fractional Shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrants are exercised or converted an amount in cash equal to the same fraction of the Market Value of the Shares on the trading day immediately prior to the date of such exercise or conversion; provided that if on such trading day there is no Market Value of the Shares, the Market Value shall be the fair value per Share on such trading day as computed by a method determined in good faith by the Board of Directors of the Company.

         Section 14. Board of Director Action; No Liability of Directors, Officers, Employees or Shareholders.

         (a) Any determination that may be made by the Board of Directors of the Company under this Agreement may be made by a duly authorized committee of the Board.

         (b) No director, officer, employee or shareholder of the Company, as such, shall have any liability under this Agreement or the Warrants. By accepting the Warrants, each holder of Warrants agrees to the foregoing.

         Section  15.   Notices  to  Warrant   Holders;   Warrant   Holders  Not
Shareholders.

         (a) Upon any adjustment of the Exercise Price or of the number of Warrants outstanding pursuant to Section 12, or a tender offer to purchase all or substantially all of the Shares including any consideration other than common stock or warrants, rights or options to acquire common stock, the Company within 20 days thereafter shall (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and either the adjusted number of Shares (or fraction thereof) purchasable upon exercise of a Warrant or the adjusted number of Warrants to be outstanding and setting forth in reasonable detail the method of calculation and the facts upon which the calculations are based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause notice of such adjustment to be mailed by first-class mail, postage prepaid, to each registered holder of a Warrant Certificate at his, her or its address appearing on the Warrant Register.

         (b) Upon the fixing of a later Expiration Date or a Warrant Call Date as provided in Section 5, or the fixing of a Reduced Exercise Price and Reduced Exercise Price Period as provided in Section 7, the Company shall cause notice of such later Expiration Date, Warrant Call Date or Reduced Exercise Price and Reduced Exercise Price Period, as the case may be, to be mailed by first-class mail, postage prepaid, to each registered holder of a Warrant Certificate at his, her or its address appearing on the Warrant Register.

         (c)  If:

                  (i) the Company shall authorize the issuance to all holders of Shares of rights or warrants to subscribe for or purchase Shares or of any other subscription rights or warrants; or

                  (ii) the Company shall authorize the distribution to all holders of Shares of shares of its stock (other than Shares), evidences of its indebtedness or assets (other than dividends or distributions in cash payable out of consolidated earnings or earned surplus); or

                  (iii) of any consolidation or merger to which the Company is a party and for which approval by holders of the Shares is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Shares (other than a change in par value, if any, or as a result of a subdivision or combination); or

                  (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (v) the Company proposes to take any other action (other than actions of the character described in Section 12(a)) that would require an adjustment of the Exercise Price pursuant to Section 12;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be mailed to each registered holder of a Warrant Certificate at his, her or its address appearing on the Warrant Register, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record date hereinafter specified, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of Shares to be entitled to receive any such rights, warrants or distribution are to be determined or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or other action is expected to become effective and the date as of which it is expected that holders of record of Shares shall be entitled to exchange their Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. If any action referred to in this Section 15(c) requires the approval of holders of Shares, the Company shall cause notice of the proposed action and the record date for the determination of holders of Shares entitled to vote on such matter to be mailed to each registered holder of a Warrant Certificate at his, her or its address appearing on the Warrant Register, at least 20 days prior to such record date, by first-class mail, postage prepaid.

         (d) The failure to give any notice required by Section 15(c) or any defect therein shall not affect the legality of any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up referred to therein, or the vote upon any action.

         (e) The failure to give any other notice required by this Agreement to be given to any of the Warrant holders shall not affect the validity of any notice given to any other Warrant holders, give rights to any of such Warrant holders or affect the validity of the action referred to in such notice.

         (f)  Notices to Warrant holders shall be effective upon mailing.

         (g) Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof, as such, the right to vote or receive dividends or to be deemed for any purpose the holder of Shares or of any other securities of the Company that may at any time be issuable on the exercise or conversion of the Warrant Certificates, nor shall anything contained herein or in the Warrant Certificates be construed to confer upon the holders thereof, as such, any of the other rights of a shareholder of the Company.

         Section 16.  Merger, Consolidation or Change of Name of Warrant Agent.

         (a) Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 18. If such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and if at the time of such succession any of the Warrant Certificates have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at the time of such succession any of the Warrant Certificates have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have full force and effect, as provided in the Warrant Certificates and in this Agreement.

         (b) If at any time the name of the Warrant Agent shall be changed and at that time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name, and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have full force and effect, as provided in the Warrant Certificates and in this Agreement.

         Section 17. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed on it by this Agreement, upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

         (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except those which describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as provided herein.

         (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of its covenants contained in this Agreement or in the Warrant Certificates.

         (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

         (d) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, Chief Executive Officer, President, any Vice President or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with the Warrant Agent's duties, and the Warrant Agent shall not be liable for any action taken or suffered or omitted by it in good faith in accordance with instructions of any such officer.

         (e) Whenever in the performance of its duties under this Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, Chief Executive Officer, President, any Vice President or the Treasurer of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (f) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         (g) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of this Agreement, to reimburse the Warrant Agent for all expenses and other charges incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of this Agreement except as a result of its negligence or bad faith.

         (h) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company furnishes the Warrant Agent with reasonable security and indemnity for any costs and expenses that may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity.

         (i) Except as otherwise required by law, the Warrant Agent, and any stockholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though they were not the Warrant Agent under this Agreement, or a stockholder, director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other person or entity.

         (j) The Warrant Agent shall act hereunder solely as Agent for the Company and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

         (k) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price, the number of the Shares or other securities or property deliverable as provided in this Agreement or the number of Warrants, to determine whether any facts exist that may require any of such adjustments, with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Shares or of any securities or property that may at any time be issued or delivered upon the exercise of any Warrant or at the expiration of the period during which the Warrants are exercisable for any unexercised Warrant or with respect to whether any such Shares or other securities will when issued be validly issued and fully paid and nonassessable, and it makes no representation with respect thereto.

         Section 18. Change of Warrant Agent. If the Warrant Agent becomes incapable of acting as Warrant Agent, or if the Warrant Agent resigns as Warrant Agent (which it may do only upon 30 days prior written notice to the Company), the Company shall appoint a successor to the Warrant Agent. If the Company fails to make such an appointment within a period of 30 days after it has been notified in writing of the incapacity or resignation by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of a State or of the United States of America and having an office in the State of New York, and must have at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose of such succession. The Company shall cause notice of the appointment of any successor Warrant Agent to be mailed by first-class mail, postage prepaid, to each registered holder of a Warrant Certificate at his, her or its address appearing on the Warrant Register. Failure to give any notice provided for in this Section 18, or any defect therein, shall not, however, affect the legality or validity of the appointment of a successor Warrant Agent.

         Section 19. Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares of stock or other securities or property purchasable under the Warrant Certificates made in accordance with the provisions of this Agreement.

         Section 20.     Notices to Company and Warrant Agent.

         (a) Any notice pursuant to this Agreement to be given by the Warrant Agent or by the registered holder of any Warrant Certificate to the Company shall be sufficiently given if sent by first-class mail, postage prepaid, and by facsimile transmission addressed to the Company as follows:

                                    Del Webb Corporation
                                    6001 24th Street
                                    Phoenix, Arizona 85016
                                    Fax:  (602) 808-8097
                                    Attention:  General Counsel

(or to such other address and facsimile number as the Company may have furnished in writing to the Warrant Agent for this purpose).

         (b) Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, and by facsimile transmission addressed to the Warrant Agent as follows:

                                    _________________________
                                    _________________________
                                    New York, New York
                                    Fax:  (212) _____________
                                    Attention:_______________

(or to such other address and facsimile number as the Warrant Agent may have furnished in writing to the Company for this purpose).

         (c) No notice to the Company or the Warrant Agent shall be effective until received.

         Section 21. Identity of Transfer Agent. Forthwith upon the appointment of any subsequent transfer agent for the Shares, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

         Section 22. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any provisions herein or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect the interests of the holders of Warrant Certificates.

         Section 23. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 24. Termination. This Agreement shall terminate at the close of business 30 days after the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised or redeemed or otherwise acquired by the Company. The provisions of Sections 14 and 17 shall survive such termination.

         Section 25. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York, other than its laws pertaining to choice or conflict of laws, and for all purposes shall be construed in accordance with the laws of said State.

         Section 26. Benefits of this Agreement. Except as provided in Section 14(b), nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

         Section 27. Counterparts. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same agreement.

         [Section 28.  Conversion of Warrants at Expiration of Exercise Period.

         (a) At the expiration of the period during which the Warrants are exercisable, unexercised Warrants which immediately prior to such expiration were exercisable for Shares shall be converted into Shares as follows: the Company shall issue and cause to be distributed to the registered holders of record of the Warrant Certificates evidencing such Warrants, against receipt of the Warrant Certificates in question, certificates for one Share for each of such unexercised Warrants. Each time, if any, that the number of Shares purchasable upon the exercise of Warrants is adjusted pursuant to Section 12(b), the rate at which Shares will be issued upon such conversion shall be adjusted in order that the total number of Shares to be issued for each such unexercised Warrant shall equal 1/__ th of the number of Shares (determined without regard to subsection (b) of Section 13) purchasable upon the exercise of a Warrant immediately after such adjustment.

         (b) Notwithstanding Section 28(a), the Company shall not be required to issue fractional Shares or to distribute Share certificates that evidence fractional Shares. In lieu of issuing fractional Shares, the number of Shares to which a registered holder of Warrant Certificates shall be entitled upon conversion of the Warrants shall be rounded to the nearest whole Share.

         (c) The issuance of Shares pursuant to this Section 28 shall be subject to the provisions of this Agreement and Shares issued upon the expiration of Warrants shall be entitled to vote, to receive dividends and to have other rights of shares of [Series __ Preferred] [Common] Stock of the Company.]

         The parties have caused this Agreement to be duly executed, confirming their agreements set forth above.

                                     DEL WEBB CORPORATION



                                     By:
                                        -------------------------------
                                     Name:
                                     Title:

Attest:

- -------------------------------
Name:
Title:

                                        [Warrant Agent]

                                        -------------------------------

                                     By:
                                        -------------------------------
                                     Name:
                                     Title:

[SEAL]

Attest:

- -------------------------------
Name:
Title:

                                                                       EXHIBIT A

                         [FORM OF WARRANT CERTIFICATE]

                                     [FACE]

               EXERCISABLE ONLY ON OR BEFORE _________, __________
                    (OR SUCH EARLIER OR LATER DATE AS MAY BE
                      FIXED UPON NOTICE AS PROVIDED IN THE
                      WARRANT AGREEMENT REFERRED TO BELOW)



         THE WARRANTS EVIDENCED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN UNITS WITH __% [SENIOR] SUBORDINATED [CONVERTIBLE] [DEBENTURES] [NOTES] OF THE COMPANY ("UNITS"). EACH UNIT CONSISTS OF $1,000 PRINCIPAL AMOUNT OF SUCH [DEBENTURES] [NOTES] AND __ WARRANTS (EACH TO PURCHASE ONE SHARE OF [SERIES ___ PREFERRED] [COMMON] STOCK OF THE COMPANY). UNTIL _______ 199 . OR SUCH EARLIER DATE AS MAY BE DETERMINED BY THE COMPANY WITH THE CONSENT OF ____________, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED WITHOUT THE SIMULTANEOUS TRANSFER TO THE TRANSFEREE OF $1,000 PRINCIPAL AMOUNT OF SUCH [DEBENTURES] [NOTES] FOR _____ WARRANTS SO TRANSFERRED.

No.  _____                                                      _______ Warrants


                              WARRANT CERTIFICATE

                              DEL WEBB CORPORATION

         This Warrant Certificate certifies that , or registered assigns, is the registered holder of ___ Warrants (the "Warrants") expiring , (or such earlier or later date as may be fixed under the circumstances set forth in the Warrant Agreement and described on the reverse hereof) to purchase Common Stock of Del Webb Corporation, a Delaware corporation (the "Company"). Each Warrant entitles the holder to purchase from the Company on or before the close of business on , (or such earlier or later date as may be fixed under the circumstances set forth in the Warrant Agreement and described on the reverse hereof), one fully paid and nonassessable share of [Series ___ Preferred] [Common] Stock of the Company at the exercise price (the "Exercise Price") in effect at the time under the Warrant Agreement ($___ per share at the time of the initial issuance of the Warrants), payable in lawful money of the United States of America, [by delivery of __% [Senior] Subordinated [Convertible] [Debentures] [Notes] of the Company or by a combination thereof,] upon surrender of this Warrant Certificate and payment of such Exercise Price at the corporate trust office of the Warrant Agent in the State of New York, but subject to the conditions set forth herein and in the Warrant Agreement; provided, however, that the number or kind of shares (or in certain events other property) purchasable upon exercise of the Warrants and the Exercise Price may as of the date of this Warrant Certificate have been, or may after such date be, adjusted as a result of the occurrence of certain events, as more fully provided in the Warrant Agreement. Payment of the [portion of the] Exercise Price [payable in cash] shall be made by cashier's check payable to the order of the Company.

         No Warrant may be exercised after the close of business on , or such earlier or later date as may be fixed under the circumstances set forth in the Warrant Agreement and described on the reverse hereof (the "Expiration Date"). [At the expiration of the period during which this Warrant is exercisable, this Warrant, if immediately prior to such expiration it is exercisable for shares of [Series ___ Preferred] [Common] Stock of the Company or of any other class into which such Stock may hereafter be changed, shall be converted into such shares at the rate of one share for each Warrants, subject to adjustment, as more fully provided in the Warrant Agreement.]

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent by the manual signature of one of its authorized officers.

         Del Webb Corporation and the Warrant Agent have caused this Warrant Certificate to be duly executed as of the date first above written, in the State of New York.

                                           DEL WEBB CORPORATION

Dated:

- -------------------------------
                                           By:
                                               -------------------------------
Attest:

- -------------------------------


Countersigned:


- -------------------------------
as Warrant Agent



By
  -------------------------------
         Authorized Officer

         Void after ____________, __________ or such earlier or later date as may be fixed under the circumstances set forth in the Warrant Agreement and described on the reverse hereof.

                         [FORM OF WARRANT CERTIFICATE]

                                   [REVERSE]

                              DEL WEBB CORPORATION

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to a Warrant Agreement dated as of , 199 (the "Warrant Agreement"), between the Company and , Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders of the Warrants.

         None of the directors, officers, employees or shareholders of the Company, as such, have any liability in respect of the Warrant Agreement, the Warrants or this Warrant Certificate. By accepting the Warrants and this Warrant Certificate, the holder hereof agrees to the foregoing.

         The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering the Warrant Certificate, with the Form of Exercise set forth hereon properly completed and executed, together with payment of the Exercise Price at the time in effect, at the principal corporate trust office of the Warrant Agent in the State of New York. If upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment will be made for any dividends on any Shares issuable upon exercise of this Warrant.

         If the closing price per share for the shares of [Series ___ Preferred] [Common] Stock of the Company (the "Shares") (determined as provided in the Warrant Agreement) is greater than % of the Exercise Price as then in effect for any New York Stock Exchange trading days within a period of consecutive New York Stock Exchange trading days, the Company may elect, by written notice given as provided in the Warrant Agreement, within days after the end of such -day period, to redeem the Warrant on a date not less than days after the giving of such notice, but in no event earlier than , (the "Warrant Call Date"). The notice of such Warrant Call Date shall be given to the Warrant Agent as provided in Section 20 of the Warrant Agreement and copies of such notice shall be mailed to the registered holders of the Warrant Certificates as provided in Section 15 of the Warrant Agreement. Neither the Company nor the Warrant Agent is required to pay any tax or taxes that may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or certificates for other securities of the Company, in any name other than that of the registered holder of this Warrant Certificate, upon the exercise or transfer (or partial exercise or transfer) of the Warrants represented hereby, and neither the Company nor the Warrant Agent shall be required to issue or deliver any such certificates unless and until the persons requesting the issuance thereof have paid to the Company the amount of such tax or have established to the satisfaction of the Company that such tax has been paid.

         The Expiration Date may be extended by the Company in its sole discretion from time to time by a notice given to the Warrant Agent and mailed to the registered holders of the Warrant Certificates.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price may, subject to certain conditions, be adjusted and under certain circumstances the Warrant may become exercisable for securities or other assets other than the Shares referred to on the face hereof. If the Exercise Price is adjusted, the Warrant Agreement provides that, at the election of the Company, either (i) the number of Shares purchasable upon the exercise of each Warrant shall be adjusted or (ii) each outstanding Warrant shall be adjusted to become a different number of Warrants. In the case of (i), the rate at which Shares are to be issued upon conversion of Warrants at the expiration of the period during which the Warrants are exercisable shall also be adjusted. In the case of (ii), the Company will cause to be distributed to registered holders of Warrant Certificates either Warrant Certificates representing the additional Warrants issuable pursuant to the adjustment or substitute Warrant Certificates to replace all outstanding Warrant Certificates upon surrender thereof.

         The Warrant Certificate is transferable, in whole or in part (but not prior to , except as part of the transfer of the Units of [Debt Securities] and Warrants in which they were issued ("Units")), on the register maintained by the Warrant Agent for such purpose, upon surrender of this Warrant Certificate at the principal corporate trust office of the Warrant Agent, together with a written assignment of the Warrant Certificate, on the Form of Assignment set forth hereon or in other form satisfactory to the Warrant Agent, duly executed by the holder or his, her or its duly appointed legal representative, together with funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate shall be issued and delivered, in the name of the assignee and in the denomination or denominations specified in such instrument of assignment. If less than all of this Warrant Certificate is being transferred, a new Warrant Certificate or Certificates shall be issued for the portion of this Warrant Certificate not being transferred.

         This Warrant Certificate may be divided or combined with other Warrant Certificates (but not prior to , except as part of the division or combination of Units) upon surrender hereof at the principal corporate trust office of the Warrant Agent, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by the holder hereof or his, her or its duly appointed legal representative, together with the funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate or Certificates shall be issued and delivered in accordance with such notice.

         The Company shall make no service or other charge in connection with any such transfer or exchange of this Warrant Certificate, except for any transfer taxes payable in connection therewith.

         The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise or conversion hereof, any distribution to the holder hereof and, without limitation, for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         Time is of the essence in this Warrant. Signatures on exercises and assignments of this Warrant must, unless waived by the Company, be guaranteed.

                               [FORM OF EXERCISE]

                   (To be executed upon exercise of Warrant)

         The undersigned hereby irrevocably exercises the right, represented by this Warrant Certificate, to purchase ____ Shares, and herewith tenders payment for such Shares to the order of Del Webb Corporation (the "Company") in the amount of $ _______ [by cashier's check] [and] [delivers $_______ principal amount of the __% [Senior] Subordinated [Debentures] [Notes] (the "Debt Securities") of the Company issued pursuant to an Indenture dated as of ________ , 199_ between the Company and _______, Trustee, in accordance with the terms thereof]. The undersigned requests that a certificate for such Shares be registered in the name of __________, whose address is __________ . If that number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Shares be registered in the name of ___________, whose address is __________ , and that such Warrant Certificate be delivered to __________ , whose address is __________. [If the principal amount of Debt Securities delivered herewith is in excess of the amount of the payment tendered herewith, rounded down to the nearest multiple of $1,000, the undersigned requests that the Warrant Agent instruct the Trustee to issue Debt Securities representing such excess principal amount of the Debt Securities delivered herewith, registered in the name of __________, whose address is __________, and that such new Debt Securities be delivered to __________ , whose address is __________.] Any cash payments to be paid in lieu of fractional Shares should be made to __________, whose address is__________and the check representing payment thereof should be delivered to__________ , whose address is __________ .

Dated:________________________

        Signature: ____________________________________________________________
                  (Signature must conform in all respects to name in which the certificate for the shares is to be registered.)


______________________________
(Insert Social Security or
Taxpayer Identification Number
of Holder)



Signature Guaranteed:

______________________________

                              [FORM OF ASSIGNMENT]

             (To be executed to transfer the Warrant Certificate.)

         For value received, ________________________ hereby sells, assigns and transfers unto ____________________

- --------------------------------------------------------------------------------

                 (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and hereby irrevocably constitutes and appoints the Warrant Agent and the Company, and each of them, with full power of substitution, as his, her or its attorneys-in-fact, with full power of substitution to transfer the within Warrant Certificate on the books of the Company.

Dated:___________________________



         Signature:_____________________________________________________________
                  (Signature   must   conform  in  all respects   to  name  in
                  which  the certificate for the shares is to be registered.)


______________________________
(Insert Social Security or
Taxpayer Identification Number
of Holder)



Signature Guaranteed:

______________________________